Exhibit 99.1

News Release

Ecolab Inc. 370 Wabasha Street North St. Paul, Minnesota 55102

ECOLAB ANNOUNCES EXTENSION OF CHAMPION CLOSE TIMING

ST. PAUL, Minn., December 21, 2012:  Ecolab Inc. announced that it continues to be in active and ongoing discussions with the Antitrust Division of the U.S. Department of Justice (DOJ) regarding Ecolab’s filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) with respect to Ecolab’s previously announced agreement to acquire Champion Technologies. Further, Ecolab and Champion have entered into a timing agreement with the DOJ to extend the waiting period under the HSR Act for the DOJ’s review of the transaction until February 28, 2013.

Douglas M. Baker, Jr., Ecolab’s Chairman and Chief Executive Officer commented on the announcement saying, “We have worked hard with the DOJ to resolve the remaining issues regarding our transaction. Unfortunately, given the short time remaining in the year, it has become clear we are unlikely to finalize the work with the DOJ by year-end.  We have entered into the timing agreement and continue to believe that we can successfully come to an agreement with the DOJ and close in early 2013.”

While Ecolab remains confident that it can address the DOJ’s remaining issues, it of course remains possible that the transaction will not be completed on the timing discussed or at all.

With 2011 pro forma sales of $11 billion and more than 40,000 employees, Ecolab Inc. (NYSE: ECL) is the global leader in water, hygiene and energy technologies and services that provide and protect clean water, safe food, abundant energy and healthy environments. Ecolab delivers comprehensive programs and services to the food, energy, healthcare, industrial and hospitality markets in more than 160 countries.

Cautionary Statements Regarding Forward-Looking Information

This communication contains statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, resolution of issues raised by the Department of Justice and the expected completion of the Champion acquisition.  These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in these communications. These risks and uncertainties include (i) the risk that the regulatory approvals or clearances required for the Champion acquisition, including under the HSR Act, may not be obtained, or that required regulatory approvals may delay the Champion acquisition or result in the imposition of conditions that could have a material adverse effect on the company or cause the company to abandon the Champion acquisition, (ii) the risk that the conditions to the closing of the Champion Merger may not be satisfied, (iii) the risk that a material adverse change, event or occurrence may affect the company or acquired companies prior to the closing of the Champion acquisition and may delay the Champion acquisition or cause the company to abandon the Champion acquisition.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company, the acquired companies and the combined business. For a further discussion of these and other risks and uncertainties applicable to the company, see the company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the company’s subsequent reports filed with the SEC.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, changes in expectations or otherwise, except as required by law.

Investor Contacts:

Michael Monahan

651.293.2809

Or

Lisa Curran

651.293.2185

December 21, 2012

(ECL-C)